UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2008

RAM ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 663-2800

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Agreement.

On February 15, 2008, the outstanding 11 ½% Senior Notes Due 2008 issued by the Registrant’s wholly owned Subsidiary, RAM Energy, Inc., matured and were paid in full, together with all accrued but unpaid interest. The aggregate principal amount paid was $28,401,000, and the interest component was $1,633,057. In conjunction with the full and final payment of these notes, the Indenture governing these notes will cease to be of any further force and effect.

Item 2.01.  Disposition of Assets.

On February 15, 2008, the outstanding 11 ½% Senior Notes Due 2008 issued by the Registrant’s wholly owned Subsidiary, RAM Energy, Inc., matured and were paid in full, together with all accrued but unpaid interest.

Item 8.01.  Other Events.

On February 20, the Registrant issued a press release announcing the payment in full of the outstanding 11 ½% Senior Notes due 2008 issued by the Registrant’s wholly owned subsidiary, RAM Energy, Inc.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated February 20, 2007 regarding payment of the RAM Energy, Inc. 11 ½% Senior Notes due 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 20, 2008	RAM ENERGY RESOURCES, INC.

By:	/s/ LARRY E. LEE
Name: Larry E. Lee
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press Release dated February 20, 2007 regarding payment of the RAM Energy, Inc. 11 ½% Senior Notes due 2008	Filed herewith electronically